Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


                                                                                                       State of
                                                                                     Percentage      Incorporation
                                                                                         of               or
               Parent                                 Subsidiary                      Ownership      Organization
               ------                                 ----------                      ---------      ------------
First Independence Corporation      First Federal Savings and Loan Association of            100%       Federal
                                    Independence